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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registration of 500,000 shares of Common Stock, par value $.01 per share, of National Auto Finance Company, Inc. ("Registrant") of our report dated April 30, 1999 relating to the financial statements of the Registrant for the year ended December 31, 1998, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which are incorporated by reference in this Registration Statement.

                                                                BDO Seidman, LLP

West Palm Beach, Florida
May 14, 1999